Exhibit 99.1
OncoGenex Announces Departure of Chief Financial Officer
BOTHELL, WA and VANCOUVER, BC — February 25, 2010 — OncoGenex Pharmaceuticals, Inc. (NASDAQ: OGXI) announced today that the Company and Steve Anderson, its chief financial officer, have agreed that he will leave the Company effective yesterday.
OncoGenex has initiated an executive search to identify a CFO candidate suited for the next stage of company growth, with deep ties in the biopharma investment community and experience transitioning a pharmaceutical company from R&D stage to commercial development.
“I want to thank Steve Anderson for his excellent service during the past four years as chief financial officer at OncoGenex, during which time OncoGenex successfully completed a reverse takeover of Sonus Pharmaceuticals, became a Nasdaq-listed public company and licensed its lead drug candidate to Teva Pharmaceutical,” said Scott Cormack, President and Chief Executive Officer of OncoGenex. “In recognition of the company moving to a new stage in its development, Steve will be moving on to new challenges. We wish him every success in his future endeavors. While we identify a candidate to fit the evolving responsibilities of the job position, we have a strong financial team already in place to continue accurate, timely and seamless accounting and reporting.”
“Our business remains focused on the clinical development of our drug candidates led by our Chief Medical Officer Dr. Cindy Jacobs,” added Cormack. “Dr. Jacobs maintains an active role on the OGX-011 Joint Steering Committee in partnership with Teva Pharmaceutical, which is currently preparing to initiate two Phase 3 clinical trials in prostate cancer this year. In addition, Dr. Jacobs’ team has been critically involved in advancing the OGX-427 program, including development of recent clinical trial protocols for Phase 2 prostate and bladder cancer.”
About OncoGenex Pharmaceuticals
OncoGenex is a biopharmaceutical company committed to the development and commercialization of new cancer therapies that address treatment resistance in cancer patients. OncoGenex has a deep oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. OncoGenex and Teva Pharmaceutical have entered a global collaboration and license agreement to develop and commercialize OncoGenex’s lead drug candidate, OGX-011. The companies expect to initiate two Phase 3 trials in castrate resistant prostate cancer in 2010, and a third Phase 3 trial in non-small cell lung cancer in early 2011; OGX-427 is in Phase 1 clinical development; SN2310 has completed a Phase 1 clinical trial; and CSP-9222 and OGX-225 are currently in pre-clinical development.
More information about OncoGenex is available at www.oncogenex.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the effective date of the matters discussed herein, the company’s executive search, anticipated clinical and other product development activities and timing and costs of these activities. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for fiscal year 2008. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

OncoGenex Contact:	Media and Investor Contact:
Scott Cormack	Jason Spark
President & CEO	Porter Novelli Life Sciences
(604) 630-5400	(619) 849-6005
scormack@oncogenex.com	jspark@pnlifesciences.com